Exhibit 10.1

 OPEXA THERAPEUTICS, INC.

12% CONVERTIBLE PROMISSORY NOTE

$__________	January 23, 2013

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

OPEXA THERAPEUTICS, INC., a Texas corporation (the “Company”), for value received, hereby promises to pay to the order of ________________ (“Investor”), whose address is ____________________________________, at said address or such other addresses as may be designated in writing by Investor from time to time, or Investor’s registered assigns, the principal amount of ___________________________________ Dollars ($_________), together with interest thereon from the date of issuance of this 12% Convertible Promissory Note (this “Note”) on the unpaid or unconverted principal balance at an annual rate of interest equal to twelve percent (12%) per annum, compounded annually (on the basis of a 360-day year) until paid or converted in full, such principal (to the extent unpaid or unconverted) and any accrued and unpaid interest to be payable (subject to the Investor’s right of conversation as set forth in Section 2 below) as follows:

●
Fifty percent (50%) of the initial principal amount (less any amount of such principal that has otherwise been prepaid or converted) shall be repaid five (5) business days following delivery by the Company to the Investor of notice (which the Company shall deliver within five (5) business days of such event) that the Company shall have received, measured from and after the date hereof, an aggregate of at least Five Million Dollars ($5,000,000) in proceeds from the sale of its equity securities and/or as payments from one or more partners or potential partners in return for granting a license, other rights, or an option to license or otherwise acquire rights with respect to TcelnaTM (the Company’s product development candidate);

●
One hundred percent (100%) of the then unpaid or unconverted principal shall be repaid five (5) business days following delivery by the Company to the Investor of notice (which the Company shall deliver within five (5) business days of such event) that the Company shall have received, measured from and after the date hereof, an aggregate of at least Seven Million Five Hundred Thousand Dollars ($7,500,000) in proceeds from the sale of its equity securities and/or as payments from one or more partners or potential partners in return for granting a license, other rights, or an option to license or otherwise acquire rights with respect to TcelnaTM (the Company’s product development candidate); and

●	Any remaining unpaid or unconverted principal shall be repaid on January 23, 2014.

The Company’s delivery of this Note shall constitute the affirmation by the Company that the representations and warranties contained in Section 1 of APPENDIX A attached hereto are true and correct in all material respects as of the time of such delivery.

The Investor’s acceptance of this Note shall constitute the affirmation by the Investor that the representations and warranties contained in Section 2 of APPENDIX A attached hereto are true and correct in all material respects with respect to the Investor as of the time of such acceptance.

The following is a statement of rights of the Investor and the conditions to which this Note is subject, to which the Investor, by the acceptance of this Note, assents:

1.   Payment.

(a)   Principal.  The Company shall make payment of principal when due in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts (“Legal Tender”).

(b)   Interest.  Notwithstanding the foregoing, the Company shall make payment of accrued interest on a quarterly basis beginning March 31, 2013, and any unpaid interest accrued on any principal amount of this Note which is repaid or converted pursuant to this Note (as stated or by acceleration) shall be paid concurrent with such repayment or conversion.  Unless such interest is converted as provided herein, the Company shall make payment of all interest hereunder in Legal Tender.

2.   Conversion.

(a)   Election and Conversion Price.  The Investor may elect, at a per share price equal to the minimum price ($1.298125) required in order for the conversion right represented hereby (measured as of the date hereof and inclusive of the premium required by the NASDAQ Capital Market in respect of the accompanying Warrant issued on even date herewith by the Company to the Investor (the “Warrant”)) to reflect an above-market offering price for purposes of the rules of the NASDAQ Capital Market (as determined by the Board of Directors in good faith), to convert any portion of the unpaid principal, and any accrued but unpaid interest on such principal, into shares (the “Conversion Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”); provided, however, that (i) in lieu of converting amounts in respect of unpaid interest, the Company may, in its sole discretion, elect to pay such amounts in cash to the Investor and (ii) for clarity, all conversion rights shall cease with respect to any portion of this Note which is repaid.

(b)   Exercise.  The Investor may exercise this conversion right, in whole or in part, upon delivery to the Company of (i) written notice of the Investor’s election, stating the portion of the unpaid principal (which shall be deemed to include any accrued but unpaid interest on such principal) which the Investor is electing to convert, and (ii) this Note.  The applicable Conversion Shares shall be deemed to be issued to the Investor, as the record owner of such shares, as of the close of business on the date on which the Company receives such notice and this Note.  If the unpaid principal under this Note shall have been converted only in part, then the Company shall deliver to the Investor a new Note representing the old Note as adjusted to reflect a reduction in principal in respect of the conversion at issue.  Any exercise by the Investor of this conversion right shall constitute the affirmation by the Investor that the representations and warranties contained in Section 2 of APPENDIX A attached hereto are true and correct in all material respects with respect to the Investor as of the time of such conversion.

(c)   Compliance with Securities Laws. This Note may only be converted by the Investor in accordance with applicable securities laws.  The Company may cause the legend set forth on the first page of this Note to be set forth on each Note, and a similar legend on any security issued or issuable upon conversion of this Note, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

(d)   Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the issuance of Conversion Shares hereunder; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Conversion Shares in a name other than that of the Investor, and in such case, the Company shall not be required to issue or deliver any certificate for Conversion Shares until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.  The Investor shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

(e)   Reservation of Common Stock. At any time when this Note is convertible, the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 2, out of the authorized and unissued shares of Common Stock, at least a number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of this Note then outstanding.  The Company agrees that all Conversion Shares issued upon conversion of the Note shall be, at the time of delivery of the certificates for such Conversion Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

(f)   Adjustments.

(i)   If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then (i) the Conversion Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Conversion Shares issuable upon conversion of this Note shall be adjusted by multiplying the number of Conversion Shares issuable upon conversion of this Note immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Conversion Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Conversion Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above.  Such adjustments shall be made successively whenever any event listed above shall occur.

(ii)   If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Investor shall thereafter have the right to receive upon the basis and upon the terms and conditions herein specified and in lieu of the Conversion Shares immediately theretofore issuable upon conversion of this Note, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Investor to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof.  The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Investor, at the last address of the Investor appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Investor may be entitled to purchase, and the other obligations under this Note.  The provisions of this subparagraph (ii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(iii)   In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in subparagraph (i) above), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined in the Warrant) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date.

(iv)   An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(v)   In the event that, as a result of an adjustment made pursuant to this Section 2(f), the Investor shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained in this Note.

(g)   Limitation on the Number of Shares Issuable.  Notwithstanding anything herein to the contrary, the unpaid principal amount of this Note and accrued but unpaid interest shall not be converted pursuant to this Section 2 to the extent that, after giving effect to such conversion, the Investor (together with any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Investor, as such terms are used in and construed under Rule 144 under the Securities Act and the rules and regulations promulgated thereunder - each an “Affiliate”) would (i) beneficially own shares of Common Stock in excess of 19.9% of the shares of Common Stock outstanding (immediately after giving effect to any conversion pursuant to this Section 2) or (ii) control in excess of 19.9% of the total voting power of the Company’s securities outstanding (immediately after giving effect to any conversion pursuant to this Section 2) that are entitled to vote on a matter being voted on by holders of Common Stock, unless and until the Company obtains shareholder approval permitting such issuances in accordance with applicable rules of the NASDAQ Stock Market; provided, however, that such limitations on conversion shall not apply to any conversion in connection with and subject to completion of the following if, upon completion, the Investor and its Affiliates would not exceed the specified limits:  (i) any offering of securities by the Company or its shareholders (including, without limitation, the Investor); and (ii) a bona fide third party tender offer for the Company securities.  For purposes of this Section 2(g), beneficial ownership shall (x) exclude such number of shares of Common Stock that would be issuable upon exercise or conversion of the unexercised or non-converted portion of any securities of the Company (including, without limitation, options, warrants and convertible securities such as this Note) except for a limitation on conversion or exercise analogous to the limitation contained in the first sentence of this Section 2(g) and (y) otherwise be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (and the rules promulgated thereunder).  [Note:  If the limitation contained in the first sentence of this Section 2(g) applies to any conversion, then the Company shall nonetheless issue to the Investor such securities as may be issued below the limitation.]  Upon the written request of the Investor, the Company shall within two (2) business days confirm in writing to the Investor the number of shares of Common Stock then outstanding.

(h)   No Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  With respect to any fraction of a share called for upon the conversion of this Note, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Investor.

(i)   No Rights as Shareholder.  Prior to the conversion of this Note, the Investor shall not have or exercise any rights as a shareholder of the Company by virtue of its ownership of this Note.

(j)   General.  The foregoing conversion rights are subject in all respects to compliance by the Company with all applicable laws, rules and regulations.

3.   Negative Covenant.  Excluding security interests granted by the Company prior to the date hereof, while the principal amount of this Note remains unpaid the Company will not grant any further security interests in its assets to secure the obligations of the Company pursuant any indebtedness of the Company issued by the Company after the date hereof.

4.   Collection Fees; Waiver.  In the event of default hereunder and if this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Company agrees to pay in addition to all sums then due hereunder, including outstanding principal and accrued unpaid interest, all attorneys’ fees.  The Company hereby waives demand and presentment for payment, notice of nonpayment, protest, notice of protests, notice of dishonor, notice of intention to accelerate and notice of acceleration, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith. In addition, the Company is and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

5.   Maximum Rate of Interest.  Notwithstanding any provisions to the contrary in this Note, or in any of the documents relating hereto, in no event shall this Note or such documents require the payment or permit the charging or collection of interest in excess of the maximum amount or highest lawful rate permitted by the applicable usury laws.  It is the intention of the Company and the Investor to comply in all respects with applicable usury laws, and in no event shall the Company pay, for the use, forbearance or detention of money, interest at a rate or in an amount in excess of the highest lawful rate permitted by applicable law.  If any such excess interest is contracted for, charged or received under this Note or under the terms of any of the documents relating hereto, or in the event the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or accrued unpaid interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or under any of the documents relating hereto, on the amount of principal actually outstanding from time to time under this Note, shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this Section 4 shall govern and control, (b) neither the Company nor any other person or entity now or hereafter liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to the Company, at the Investor’s option, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by the applicable usury laws, by amortizing, prorating, allocating and spreading during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Investor in connection with such indebtedness.

6.   Events of Default.  The entire unpaid principal amount of this Note and all accrued but unpaid interest shall become immediately due and payable upon any of the following events: (i) the admission in writing by the Company of its insolvency; (ii) the commission of any voluntary act of bankruptcy by the Company; (iii) the execution by the Company of a general assignment for the benefit of creditors; (iv) the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more; (vi) material breach of any representation or warranty of the Company (as set forth in Section 1 of APPENDIX A attached hereto) which remains uncured following 10 days’ notice to the Company; (vi) the failure of Company to perform any of its obligations under this Note, including the failure to pay any principal or accrued interest under the terms of this Note when due and payable; (vii) the appointment of a receiver or trustee to take possession of the property or assets of the Company; (viii) any dissolution of the Company; (ix) the adoption by the Company of any plan of liquidation; (x) the sale by the Company of all or substantially all of its assets; (xi) the commencement against the Company of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (xii) any challenge or contest by the Company in any action, suit or proceeding of the validity or enforceability of this Note; or (xiii) the failure to perform or observe any term, covenant, condition, obligation or agreement set forth in the Warrant (each, individually, an “Event of Default”).

7.   Amendments and Waivers.  Any term or provision of this Note may be waived or amended in any respect with the written consent of the Company and the Investor.

8.   Transfers. This Note may be transferred only pursuant to a registration statement filed under the Securities Act of 1933 (the “Securities Act”) or an exemption from such registration.  Subject to such restrictions, the Company shall transfer this Note from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Note shall be issued to the transferee (who shall thereafter be the Investor hereunder) and the surrendered Note shall be canceled by the Company.

9.   Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without reference to the choice of law provisions thereof.  The Company and, by accepting this Note, the Investor, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note.  The Company and, by accepting this Note, the Investor, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE INVESTOR HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

 [signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first written above.

OPEXA THERAPEUTICS, INC.

By:
Name:	Neil K. Warma
Title:	President and Chief Executive Officer

[signature page to Promissory Note]

APPENDIX A

Representations and Warranties

1.   The Company hereby represents and warrants to the Investor that:

(a)   Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a material adverse effect on the Company.  The Company does not have any Subsidiaries.

(b)   Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Note and the Warrant (collectively, the “Transaction Documents”), (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Conversion Shares as well as the shares of the Company’s Common Stock issuable upon an exercise of the Warrant (the “Warrant Shares”).  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)   Capitalization. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  The issuance and sale of the Note and Warrant will not obligate the Company to issue shares of Common Stock or other securities to any other person and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding shareholder purchase rights, a “poison pill” or any similar arrangement.

(d)   Valid Issuance.  The Note and Warrant have been duly and validly authorized.  Upon the conversion of the Note or the exercise of the Warrant, the Conversion Shares or the Warrant Shares, as applicable, will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws or created by the Investor.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Note and exercise of the Warrant.

(e)   Consents.  The execution, delivery and performance by the Company of the Note and Warrant and the offer, issuance and sale of the Note and Warrant require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than such filings as shall have been made prior to or concurrent with the issuance of the Note or such filings required to be made after such issuance pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of the Investor set forth in Section 2 below, the Company has taken all action necessary to exempt from the registration requirements of the applicable state and federal securities laws (i) the issuance and sale of the Note, (ii) the issuance of the Conversion Shares upon due conversion of the Note and (iii) the issuance of the Warrant Shares upon due exercise of the Warrant.

(f)   Delivery of SEC Filings; Business.  The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2011, (ii) Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012, and September 30, 2012 and (iii) Current Reports on Form 8-K filed since the most recent Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”).  The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company, taken as a whole.

(g)   Use of Proceeds.  The net proceeds of the issuance and sale of the Note shall be used by the Company for working capital and general corporate expenses.

(h)   SEC Filings.  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 (the “1934 Act”) and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(i)   No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Note and Warrant by the Company and the issuance and sale of the Note will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Formation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties (except in the case of this clause (ii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company) or (iii) any agreement or instrument to which the Company is a party or by which the Company is bound (except in the case of this clause (iii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company).

(j)   Tax Matters.  The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

(k)   Title to Properties.  Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them or as disclosed in the SEC Filings; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

(l)   Financial Statements.  The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the Company.

(m)   No Directed Selling Efforts or General Solicitation.  Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of the Note or Warrant.

(n)   No Integrated Offering.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Note or Warrant under the Securities Act.

(o)   Private Placement.  Assuming the accuracy of the representations set forth in Section 2 below, the offer and sale of the Note and Warrant to the Investor as contemplated hereby is exempt from the registration requirements of the Securities Act.

(p)   Internal Controls.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

2.   The Investor represents and warrants to the Company that:

(a)           Purchase Entirely for Own Account.  The Note, the Warrant and any securities to be received by the Investor pursuant to the Note or the Warrant (the “Securities”) are being/will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws.

(b)           Investment Experience.  The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

(c)           Disclosure of Information.  The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the Securities.

(d)           Restricted Securities.  The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Investor acknowledges that the Securities have not been registered under the Securities Act or registration or qualified under any applicable blue sky laws in reliance, in part, on the representations and warranties herein.

(e)           Legends.  The Investor understands that certificates evidencing the Securities may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.”

If required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

(f)           Accredited Investor.  The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

(g)           No General Advertisement.  The Investor did not learn of the investment in the Securities as a result of any public solicitation or advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.

(h)           Brokers and Finders.  No person or entity will have any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

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